FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US Dataworks Appoints Grant Thornton as its Independent Registered Public Accounting Firm

HOUSTON, October 29, 2010 -- US Dataworks, Inc. (OTC Bulletin Board and OTC Pink Sheets: UDWK), a leading provider of enterprise payments solutions to financial institutions, billers and government entities, today announced the appointment of Grant Thornton LLP (Grant Thornton), U.S. member firm of Grant Thornton International Ltd., as its independent registered public accounting firm for its fiscal year ended March 31, 2011, effective this fiscal quarter.

Prior to the selection of Grant Thornton, Ham, Langston & Brezina, LLP (“HLB”) had served as the Company’s independent registered public accounting firm. There have been no disagreements between the Company and HLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Randall J. Frapart, the Company’s CFO, commented, "Given our stage of growth and the foundation of our product initiatives, we see tremendous value in the resources and expertise that Grant Thornton can provide.  Being associated with a firm of this caliber will benefit our shareholders, our customers and the Company alike.  It is a privilege to engage Grant Thornton, and we look forward to a successful and long engagement."

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

For more information, visit www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations of the benefits of retaining Grant Thornton.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our SaaS, ClearHistory and Mobile Payments initiatives, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal  year ended March 31, 2010.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

###